                Shares

SUPERTEL HOSPITALITY, INC.

COMMON STOCK ($0.01 PAR VALUE)

UNDERWRITING AGREEMENT

            , 2013

            , 2013

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

OPPENHEIMER & CO. INC.

    As Representatives of the Several Underwriters

    Identified in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Supertel Hospitality, Inc., a Virginia corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein,                 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

The Company also proposes to issue and sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional                 shares (the “Additional Shares”) of Common Stock, if and to the extent that you, Robert W. Baird & Co. Incorporated (“Baird”), Stifel, Nicolaus & Company, Incorporated and Oppenheimer & Co. Inc., acting as representatives of the several Underwriters (in such capacity, the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (registration no. 333-190202), including a form of prospectus, relating to the public offering of the Shares (the “Offering”), which registration statement and prospectus incorporate by reference documents that the Company has filed with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement, as amended at the time it became effective, including the exhibits and documents filed as part thereof and information contained or incorporated by reference in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the

Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”). The term “Preliminary Prospectus,” as of any time, means any preliminary form of prospectus included in the Registration Statement immediately prior to such time, or filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, , that omits certain information as permitted by Rule 430A(a). The “Pre-Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means     :    [a/p].m. (Eastern Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pre-Pricing Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents.

Simultaneous with the issuance and delivery of the Firm Shares to the accounts of the several Underwriters against payment therefor, the Company and Real Estate Strategies L.P. (“RES”) will complete a series of transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Summary—Transactions With RES—Conversion of the Series C Preferred Stock,” “—Issuance of New Warrants” and “—Amendments to Terms of Old Warrants” (collectively, the “RES Transactions”). As part of the RES Transactions, the Company will, among other things: (i) issue RES an aggregate of                 shares of Common Stock upon the conversion by RES of 2,000,000 shares of the Company’s 6.75% Series C Cumultative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”); (ii) issue RES new warrants to purchase up to 2,500,000 shares of Common Stock (the “New Warrants”); and (iii) amend the terms of the existing warrants to purchase up to 3,750,000 shares of Common Stock (the “Existing Warrants”) to reflect the terms of the New Warrants. A list of agreements pursuant to which the RES Transactions will be completed is set forth on Schedule III hereto (collectively, the “RES Transaction Documents”).

Baird has agreed to reserve a portion of the Firm Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company and the Partnership. Each of the Company and Supertel Limited Partnership, LP, a Virginia limited partnership (the “Partnership”), represents and warrants to and agrees with each of the Underwriters on the date hereof, at the Time of Sale, on the Closing Date (as defined in Section 4) and on each Option Closing Date (as defined in Section 2), if any, that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) Each Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424, 430A or 430C).

(c) (i) The Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) at no time during the period that begins on the earlier of the date of the Pre-Pricing Prospectus and ends immediately prior to the execution of this Agreement did the Pre-Pricing Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Pre-Pricing Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b), at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, the Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements (or prospectus wrapper) thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the sixth, fifteenth, sixteenth and seventeenth paragraphs of the “Underwriting” section of the Time of Sale Prospectus and Prospectus (collectively, the “Underwriter Information”).

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representatives before first use; each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; and each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e) The Company meets the eligibility requirements of General Instruction H to Form S-11 under the Securities Act and is eligible to provide information required by Item 3 through Item 28, inclusive, of Form S-11 in accordance with Item 28A and Item 29 of Form S-11; at the time the Registration Statement was initially filed and at the time it became effective and as of the date of filing its most recent Annual Report on Form 10-K, the Company is a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and the Company has received no objection from the Commission to its designation as such; and the Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f) The Shares are approved for listing on the NASDAQ Global Market (the “Exchange”), subject only to official notice of issuance; and the Company is in material compliance with the rules of the Exchange, including, without limitation, the requirements for continued listing of the Common Stock on the Exchange, and there are no actions, suits of proceedings pending or, to the knowledge of the Company and the Partnership, threatened or contemplated, and the Company has not received any notice from the Exchange, regarding the revocation of such listing or otherwise regarding the delisting of the Common Stock from the Exchange.

(g) To the Company’s and the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of its subsidiaries or any of their officers, directors or 5% or greater security holders or any beneficial owner of the Company’s or any of its subsidiaries’ unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(h) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement and the RES Transaction Documents to which it is a party; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clause (i) or (ii) being herein referred to as a “material adverse effect”).

(i) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and, in the case of the Partnership, to enter into and perform its obligations under this Agreement and the RES Transaction Documents to which it is a party; each subsidiary of the Company is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect; all of the issued equity securities of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, encumbrances, security interests, equities or claims (“Liens”); the Company’s only “significant subsidiaries” as defined in Rule 1-02 or Regulation S-X are the Partnership and Solomons Beacon Inn, Limited Partnership (the “Significant Subsidiaries”); and the only subsidiaries of the Company are (i) the Significant Subsidiaries and (ii) certain other subsidiaries listed on Exhibit 21.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(j) This Agreement has been duly authorized, executed and delivered by the Company and the Partnership.

(k) The Company and the Partnership, in each case, to the extent that each such entity is a party thereto, have the legal right and power to enter into each of the RES Transaction Documents; the Company and the Partnership, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered, each of the RES Transaction Documents; each RES Transaction Document has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of the RES Transaction Documents constitutes a legally valid and binding obligation of the Company and the Partnership, in each case, to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity.

(l) The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances pursuant to this Agreement, pursuant to reservations, agreements or employee benefits or equity incentive plans disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus or pursuant to the conversion, exchange or exercise of convertible or exchangeable securities, options or warrants described in the Registration Statement, the Time of Sale Prospectus and the Prospectus); the authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of Common Stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company, (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, and (iv) the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase shares of Common Stock or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(m) The shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(n) The Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to or in violation of any preemptive or similar rights; upon payment of the purchase price and issuance and delivery of the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all Liens; and the certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s articles incorporation and bylaws and the requirements of the Exchange.

(o) The Conversion Shares have been duly authorized and, when issued and delivered against conversion of such shares of Series C Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the Conversion Shares will have been issued in compliance with applicable securities laws and not in violation of any preemptive or similar rights.

(p) The New Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Common Stock Purchase Warrant, dated             , 2013, entered into by the Company and RES (the “Warrant Agreement”) against conversion of the Series C Preferred Stock, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity; and such warrants will have been issued in compliance with applicable securities laws and not in violation of any preemptive or similar rights.

(q) The shares of Common Stock issuable upon exercise of the New Warrants (the “Warrant Shares”) have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrant Agreement, will be validly issued, fully paid and non-assessable, and will have been issued in compliance with applicable securities laws and not in violation of any preemptive or similar rights.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default (and no event has occurred which with the passage of time or the giving of notice, or both, would become a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, result in a material adverse effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, singly or in the aggregate, result in a material adverse effect. Neither the execution and delivery by the Company and the Partnership of, nor the performance by the Company and the Partnership of their respective obligations under, this Agreement or any of the RES Transaction Documents will conflict with, contravene, result in a breach or violation of, or imposition of any Lien upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries; (ii) the articles or certificate of incorporation or bylaws (or charter and other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound; a “Debt Repayment Triggering

Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s shareholders, is required to be made or obtained by the Company or its subsidiaries in connection with the issuance and sale of the Shares, the Conversion Shares, the New Warrants or any Warrant Shares or the consummation of the transactions contemplated hereby or by the RES Transaction Documents, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) the filing of a Form D with the Commission in connection with the issuance by the Company of the Conversion Shares, the New Warrants and any Warrant Shares, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) such approvals as have been obtained in connection with the listing of the Shares on NASDAQ, (v) such approvals as have been obtained under the rules of FINRA or (vi) such approvals as have been obtained from RES and IRSA Inversiones y Representaciones Sociedad Anonima (“IRSA”).

(t) There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s and the Partnership’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a material adverse effect; there are no Actions that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) The Company and its subsidiaries are not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(w) KPMG LLP, who have certified certain financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement,

Time of Sale Prospectus and Prospectus, are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act and the Exchange Act.

(x) Gerald O. Dry, PA, who have certified certain financial statements of the CN Hotel Portfolio included in the Registration Statement, Time of Sale Prospectus and Prospectus, are independent auditors with respect to the CN Hotel Portfolio under Rule 101 of the American Institute of Certified Public Accountants’ (“AICPA”) Code of Professional Conduct and its interpretations and rulings.

(y) Bennett Thrasher PC, who have certified certain financial statements of CHMK Court Hotels Partners, LLC (“CHMK Court”) and CHMK Residence Hotel Partners, LLC (“CHMK Residence”), certain financial statements of CHM Clermont Hotel Partners, LLC (“CHM Clermont”) and certain financial statements of CH Orlando Partners, LLC (“CH Orlando” and, together with CHMK Court, CHMK Residence and CHM Cleremont, the “Chartwell Companies”) included in the Registration Statement, Time of Sale Prospectus and Prospectus, are independent auditors with respect to the Chartwell Companies under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.

(z) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the combined financial position of the CN Hotel Portfolio, the combined financial position of CHMK Court and CHMK Residence, the financial position of CHM Clermont and the financial position of CH Orlando as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for the periods specified, the combined results of operations and cash flows of the CN Hotel Portfolio, the combined results of operations, cash flows and changes in members’ equity of CHMK Court and CHMK Residence for the periods specified, the results of operations, cash flows and changes in members’ equity of CHM Clermont for the periods specified and the results of operations, cash flows and changes in members’ equity of CH Orlando for the periods specified, and such financial statements have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries to which such data relate; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or “variable interest entities”), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required; and each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(bb) Each of the Company and its subsidiaries and the properties or other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or leased by any of them (collectively, the “Properties”) (i) have been and are in compliance with any and all Environmental Laws (as hereinafter defined), except where the failure so to comply would not, individually or in the aggregate, result in a material adverse effect; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (collectively, “Environmental Permits”), except where the failure so to possess would not, individually or in the aggregate, result in a material adverse effect, and (iii) are in compliance with all terms and conditions of any and all Environmental Permits, except where the failure so to comply would not, individually or in the aggregate, result in a material adverse effect. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not have a material adverse effect, there has been no release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, seeping or disposing (including without limitation the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant) (collectively “Release”) of any Hazardous Materials (as hereinafter defined) at, on, to, beneath or from the Properties. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not have a material adverse effect, there are no tanks or other vessels used to store Hazardous Materials at, on or beneath any of the Properties.

(cc) Except as (x) otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (y) would not have a material adverse effect, neither the Company nor any of its subsidiaries, nor any of the Properties: (i) have any liability under, and there are no costs or liabilities associated with, any Environmental Law (as hereinafter defined) (including, without limitation, any capital or operating expenditures required for clean-up, closure of any Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (ii) have at any time Released at, to, or from any location, or otherwise handled, stored or dealt with, Hazardous

Materials or any other material or substance as would cause the Company or any of its subsidiaries to incur any liability or would require disclosure or notification pursuant to any Environmental Law; (iii) intend to use the Properties or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) have received notice of, and each of the Company and the Partnership is otherwise unaware of, any Release of Hazardous Materials at, to, or from any location from which such Hazardous Materials could affect the Properties; (v) have received any notice of, or has any knowledge of any occurrence or circumstance, and there is no occurrence or circumstance, that would give rise to any claim by any federal, state, local, municipal or other administrative, regulatory, governmental or quasi-governmental authority (a “Governmental Authority”) or any third party under or pursuant to any applicable Environmental Law or common law with respect to the Properties, or arising out of the conduct of the Company or any of its subsidiaries. None of the Properties is included or, to the Company’s or the Partnership’s knowledge, proposed for inclusion, on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any Governmental Authority, and there is no basis for including the Properties on any such list. To the knowledge of the Company and the Partnership, there have been, and are, no (i) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (ii) asbestos or asbestos containing materials, (iii) lead-based paints, (iv) dry-cleaning facilities, or (v) wet lands, in each case in, on, under or adjacent to any of the Properties the existence of which has had or could have a material adverse effect. As used herein, “Hazardous Material” shall include any chemical, substance, material or waste that is flammable, ignitable, explosive, corrosive, reactive, radioactive, hazardous, or toxic or that can be described with words of similar meanings, and shall include without limitation PCBs, asbestos, oil, petroleum and petroleum products, mold and any other chemical, substance, material or waste regulated by any Environmental Law. As used herein an “Environmental Law” shall include any federal, state or local law, ordinance, statute, rule or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, any regulations promulgated pursuant to any of the foregoing and any other analogous or similar laws or regulations from any Governmental Authority having or claiming jurisdiction over the Company, any of its subsidiaries or the Properties.

(dd) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as have been waived by RES and IRSA in writing prior to the date of this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ee) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(ff) Except as disclosed in the Registration Statement, the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(gg) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (iii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each such case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh) (i) Each of the Company and its subsidiaries has fee simple title or a valid leasehold interest to all of the Properties and other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned or leased by the Company or the subsidiaries, in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not, singly or in the aggregate, have a material adverse effect, materially affect the value of such Properties or materially interfere with the use made and proposed to be made of such Properties by the Company or any of the subsidiaries; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein and neither the Company nor any of the subsidiaries are in default under any such Lien except for such defaults that would not have a material adverse effect; (iii) all of the leases (including ground leases) and subleases material to the business of the Company and its subsidiaries, taken as a whole, relating to the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect (with such exceptions as do not materially interfere with the use made or proposed to be made of any Property by the Company or its subsidiaries), and neither the Company nor the Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; (iv) neither the Company nor any of its subsidiaries are in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a material adverse effect; (v) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a material adverse effect; (vi) neither Company nor the Partnership has received from any Governmental Authority any notice of any condemnation proceedings of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Partnership knows and each is otherwise unaware of any such condemnation proceedings or zoning change which is threatened and which if consummated would have a material adverse effect or would otherwise materially affect the use or value of any of the Properties; and (vii) neither the Company nor any of its subsidiaries is in default under any of the leases governing the Properties and neither the Company nor the Partnership knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a material adverse effect.

(ii) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the respective Property nor will the Company or any of its subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any Property not owned, directly or indirectly, by the Company or any of its subsidiaries.

(jj) The Company and its subsidiaries have title insurance on the fee interests and leasehold interests in each of the Properties, covering such risks and in such amounts as are commercially reasonable for the Properties and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and, to the knowledge of the Company and the Partnership, such title insurance is in full force and effect.

(kk) Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or that is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and each of the Company and the Partnership is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(ll) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries has complied, and is presently in compliance, in all material respects, with its privacy policies, applicable privacy rules and third party obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information.

(mm) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus

and the Prospectus, or, to the knowledge of the Company and the Partnership, is imminent; and neither the Company nor the Partnership is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a material adverse effect. Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(nn) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(oo) Except as otherwise would not have a material adverse effect, the Properties are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound; to the knowledge of the Company and the Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property; and to the knowledge of the Company and the Partnership, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(pp) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, result in a material adverse effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(qq) No subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(rr) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”); and the Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries.

(ss) The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including without limitation internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s internal control over financial reporting is effective in performing the functions for which it was established, and, except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(tt) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate.

(uu) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(vv) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(ww) Except as disclosed in the Registration, the Time of Sale Prospectus and the Prospectus, the Company has no material lending or other relationship with any Underwriter (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt to any Underwriter (or an affiliate thereof).

(xx) All tax returns required to be filed as of the date hereof by the Company and its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(yy) The Company qualified to be taxed as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended December 31, 1994 through December 31, 2012, and the current and proposed method of operation of the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2013 and thereafter; the Company intends to continue to qualify as a REIT under the Code for all subsequent years; and the Company does not know of any event that could cause the Company to fail to qualify as a REIT under the Code for the taxable year ending December 31, 2013 or at any time thereafter.

(zz) Each of the Partnership, E&P Financing Limited Partnership, Solomons Beacon Inn LP, SPPR ISMI, LLC, SPPR Hotels, LLC and SPPR-Dowell, LLC is treated as a disregared entity or a partnership for U.S. federal income tax purposes and is not treated as a corporation or association or publicly traded partnership.

(aaa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(bbb) The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and

Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ccc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including within limitation Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person; for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(ddd) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to the conversion of outstanding securities or the exercise of outstanding options, rights or warrants.

(eee) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(fff) The Company and the Partnership intend to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”; and the Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ggg) The Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and any amendments or supplements (including wrappers) thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(hhh) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(iii) The Company has not offered, or caused any Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(jjj) Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or any such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Partnership to each Underwriter as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the several Underwriters at a purchase price of $         per share (the “Purchase Price”) (with the exception of                  Firm Shares being resold by the Underwriters to RES in the Offering (the “RES Shares”), which shall be purchased by the Underwriters from the Company at a purchase price of $         per share (the “RES Purchase Price”)), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price (with the exception of the RES Shares, which shall be purchased by the Underwriters from the Company at the RES Purchase Price) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to                  Additional Shares to the Underwriters at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. It is understood that the Underwriters propose to offer the Shares for sale to the public initially at a price of $         per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $         per share under the Public Offering Price, as set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in Washington, D.C. against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on             , 2013 or at such other time on the same or such other date, not later than             , 2013 as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Washington, D.C. against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Eastern Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than             , 2013 as shall be designated in writing by the Representatives.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 12:00 p.m., Eastern Time, on the business day prior to the Closing Date or Optional Closing Date, as the case may be.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and the Partnership contained in this Agreement or any certificate delivered pursuant to this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company and the Partnership has performed its respective obligations required to be performed prior to the Closing Date or the applicable Option Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that (i) the representations and warranties of the Company and the Partnership contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be; (ii) that the Company has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and as to such other matters as the Representatives or counsel for the Underwriters may reasonably request. The delivery of the certificate provided for in this Section 5(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of McGrath North Mullin & Kratz, PC LLO, outside counsel for the Company and the Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of McGrath North Mullin & Kratz, PC LLO, tax counsel for the Company and the Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(f) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) KPMG LLP, (ii) Gerald O. Dry, PA and (iii) Bennett Thrasher PC, each independent public accountants, addressed to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of

Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date and each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three days prior to the delivery thereof.

(g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act, and any issuer free writing prospectus or other material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 6(b). No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(h) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Representatives and Participants who purchase Directed Shares, certain shareholders, officers and directors of the Company set forth on Schedule IV annexed hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(k) The Company shall have delivered to the Representatives a true and correct copy of each of the executed RES Transaction Documents, together with all related agreements and all schedules and exhibits thereto.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives or counsel for the Underwriters may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company and the Partnership. Each of the Company and the Partnership, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Eastern Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(g) or 6(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments (including prospectus wrappers) thereto or to the Registration Statement as the Representatives may request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act the Prospectus required to be filed pursuant to such Rule, to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) To advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any issuer free writing prospectus or any amendment to the Prospectus has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i) To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(j) Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l) To use its best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(m) During the period beginning on the date hereof and ending 180 days after the date of the Prospectus, and without the prior written consent of Baird, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder or the Conversion Shares, the New Warrants or any Warrant Shares to be issued to RES pursuant to the RES Transaction Documents, (B) the grant of options to purchase shares of Common Stock or the issuance of other awards pursuant to the Company’s equity incentive plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided any options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement of which the Representatives have been advised in writing, or (D) the issuance of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with an acquisition or strategic investment as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares, and (y) each recipient of any such shares or other securities executes a “lock-up” letter substantially the same as those described in Section 5(h) above for the remainder of such 180-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(n) To prepare, if the Representatives so request, a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date on which the final terms have been established for the Offering.

(o) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(p) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(r) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(s) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t) To use its commercially reasonable efforts to cause the Shares to be eligible for clearance through DTC.

(u) The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and will use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter unless the board of directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to qualify as a REIT.

(v) To use its best efforts to cause the RES Transactions to be consummated on the Closing Date simultaneous with the delivery of the Firm Shares to the accounts of the several Underwriters against payment therefor.

(w) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent and for the period required by FINRA from sale, transfer, assignment, pledge or hypothecation, and will direct the transfer agent to place stop transfer restrictions upon such Directed Shares for such period of time.

(x) To comply with all applicable securities and other laws, in each jurisdiction in which the Directed Shares are offered in connection with a Directed Share Program.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, which shall not exceed $10,000, in connection with such qualification and in connection with a “blue sky” memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, which shall not exceed $10,000, incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws, (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Except as expressly set forth herein, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Partnership to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering.

8. Indemnity and Contribution. (a) Each of the Company and the Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show, or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Partnership shall be liable under this Section 8(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show, or the Prospectus or any amendment, supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate law firm for the Underwriters and such control persons and affiliates of any Underwriters, such law firm shall be designated in writing by Baird. In the case of any such separate law firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act (the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Underwriter Entity seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Entities. Any such separate firm for the Underwriter Entities shall be designated in writing by the Representatives. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Representatives, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Underwriter Entity, unless such settlement includes an unconditional release of the Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable to an Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse effect, whether or not arising in the ordinary course of business,(b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, LLC, or the NASDAQ Global Market, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), then the Representatives shall have the right in their discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters, of all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Defaulted Shares, then the Company shall be entitled to a further period of 36 hours (which may be waived by the Company) within which to procure another party or other parties satisfactory to the Representatives to purchase the Defaulted Shares on such terms as are acceptable to the Company. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of the Defaulted Shares, or the Company notifies the Representatives that it has so arranged for the purchase of the Defaulted Shares, the Representatives or the Company shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Shares.

(b) If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company as provided in subsection (a) above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata shares (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Defaulted Shares for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company as provided above, the aggregate number of Defaulted Shares that remains unpurchased exceeds one-tenth of the aggregate number of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the Defaulted Shares, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be borne by the Company and the Underwriters as provided in Section 7 and the indemnification and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Entire Agreement; No Advisory or Fiduciary Relationship. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the Offering: (i) the Underwriters have acted at arm’s length, as principals and are not agents of, and owe no fiduciary duties to, the Company, any of its subsidiaries, any of their respective officers, directors, shareholders, affiliates or creditors, or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) neither the Underwriters nor counsel for the Underwriters have provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its, her or his respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

14. Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the Partnership and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters and the Company and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Sections 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the parties as follows:

(a)	If to the Underwriters, to:

Robert W. Baird & Co. Incorporated

Attention: Steven H. Goldberg

1717 K Street NW, Suite 910

Washington, D.C. 20007

Fax: (202) 303-1850

with a copy to:

Legal Department

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fax: (414) 298-7800

Stifel, Nicolaus & Company, Incorporated One South Street

Baltimore, Maryland 21202

Attention: Syndicate Department

Fax: (443) 224-1273

Oppenheimer & Co. Inc.

85 Broad Street, 22nd Floor

New York, New York 10004

Attention: Dennis McNamara, General Counsel

Fax: (212) 668-8081

(b)	If to the Company, to:

Supertel Hospitality, Inc.

Attention: Kelly A. Walters

1800 West Pasewalk Avenue, Suite 200

Norfolk, Nebraska 68701

Fax: (402) 371-4229

with a copy to:

McGrath North Mullin & Kratz, PC LLO

Attention: Guy Lawson, Esq.

First National Tower, Suite 3700

1601 Dodge Street

Omaha, Nebraska 68102

Fax: (402) 341-0216

Very truly yours,

SUPERTEL HOSPITALITY, INC.

By:
Name:
Title:

SUPERTEL LIMITED PARTNERSHIP, LP

By:	Supertel Hospitality REIT Trust, its general partner

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

OPPENHEIMER & CO. INC.

Acting severally on behalf of themselves and

    the several Underwriters named in

    Schedule I hereto

Robert W. Baird & Co. Incorporated

By:
Name:
Title:

Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

Oppenheimer & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Robert W. Baird & Co. Incorporated
Stifel, Nicolaus & Company, Incorporated
Oppenheimer & Co. Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
Janney Montgomery Scott LLC
JMP Securities LLC
Ladenburg Thalmann & Co. Inc.

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated , 2013

2.	[identify all permitted free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:] [information to be discussed]

Number of Firm Shares to be Sold:

Number of Shares Subject to Over-Allotment Option:

Initial Price to the Public: $         per share

SCHEDULE III

RES Transaction Documents

Agreement dated August 9, 2013 between Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima and Supertel Hospitality, Inc.

Amendment dated August 12, 2013 to Agreement dated August 9, 2013 between Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima and Supertel Hospitality, Inc.

Common Stock Purchase Warrant for the New Warrants

2

SCHEDULE IV

Directors, Officers and Shareholders Subject to Lock-Up

Kelly A. Walters

Corrine L. Scarpello

Jeffrey W. Dougan

Steven C. Gilbert

Patrick E. Beans

William C. Latham

Steve H. Borgmann

Allen L. Dayton

Daniel R. Elsztain

James H. Friend

Donald J. Landry

John M. Sabin

George R. Whittemore

Real Estate Strategies L.P.

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

A-1

EXHIBIT B

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

EXHIBIT C

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS,

DIRECTORS AND CERTAIN SHAREHOLDERS

            , 2013

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

OPPENHEIMER & CO. INC.

As Representatives of the Several Underwriters

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Oppenheimer & Co. Inc. (“Oppenheimer”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Supertel Hospitality, Inc., a Virginia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including Baird, Stifel and Oppenheimer, of                  shares (the “Shares”) of the common stock, $0.01 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) directly or indirectly offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for or that represent the right to receive shares of Common Stock, (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file or approve the filing of any registration statement with the Commission relating to the offering of any shares of

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Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or make any demand for or exercise any right with respect to (other than piggyback registration rights, if any) the registration of any shares of Common Stock or the filing of any registration statement with respect thereto, or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer by the undersigned of shares of Common Stock except in compliance with this agreement.

The foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent transfers of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers by will or estate or intestate succession to the undersigned’s family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Baird that the restrictions imposed by this agreement have expired.

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The undersigned understands that, if the undersigned is an officer or director of the Company, this agreement shall be applicable to any issuer-directed shares that the undersigned may purchase in the Public Offering. The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

It is understood that, if the Company notifies Baird in writing that it does not intend to proceed with the Public Offering or if the Offering is not completed for any reason, this agreement shall be terminated and be of no further force or effect.

Very truly yours,

(Name)

(Address)

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